                                                                 Exhibit (d)(12)

                                   AGREEMENT

                            Dated 24 January, 2000

                               (Euro)100,000,000
                    MULTICURRENCY REVOLVING CREDIT FACILITY

                                      for

                                    RHODIA

                                  ARRANGED BY

                                       *




----------------

* Confidential treatment for the name of the bank has been requested pursuant to Item 1007(d) of Regulation M-A under the Securities Exchange Act of 1934, and the name of the bank has been filed separately with the Securities and Exchange Commission.

                                    INDEX
Clause                                                                      Page

1.  Interpretation..........................................................  1
2.  Facility................................................................ 12
3.  Purpose................................................................. 13
4.  Conditions Precedent.................................................... 14
5.  Drawdown................................................................ 14
6.  Repayment............................................................... 15
7.  Prepayment and Cancellation............................................. 16
8.  Interest Periods........................................................ 18
9.  Interest................................................................ 19
10. Optional Currencies..................................................... 20
11. Payments................................................................ 21
12. Taxes................................................................... 23
13. Market Disruption....................................................... 24
14. Increased Costs and Other Payments...................................... 25
15. Illegality.............................................................. 27
16. Mitigation.............................................................. 27
17. Representations and Warranties.......................................... 27
18. Undertakings............................................................ 31
19. Financial Covenants..................................................... 36
20. Default................................................................. 39
21. The Agent............................................................... 43
22. Fees.................................................................... 47
23. Expenses................................................................ 47
24. Stamp Duties............................................................ 48
25. Indemnities............................................................. 48
26. Evidence and Calculations............................................... 50
27. Amendments and Waivers.................................................. 50
28. Changes to the Parties.................................................. 51
29. Disclosure of Information............................................... 54
30. Set-off................................................................. 54
31. Pro Rata Sharing ....................................................... 55
32. Severability............................................................ 56
33. Notices................................................................. 56
34. Language................................................................ 57
35. Jurisdiction............................................................ 58
36. Waiver of Immunity...................................................... 58
37. Governing Law........................................................... 59

Schedules

1. Various Parties........................................................... 60
2. Conditions Precedent Documents............................................ 61
   Part I - To Be Delivered Before The First Loan............................ 61
   Part II - To Be Delivered By An Additional Borrower....................... 62
3. Form of Request........................................................... 64
4. Form of Accession Documents............................................... 65
   Part I - Form of Novation Certificate..................................... 65
   Part II - Form of Borrower Accession Agreement............................ 67
5. Effective Global Rate Letter.............................................. 68
6. Financial Covenant Compliance Certificate................................. 70
7. Form of Guarantee......................................................... 71

Signatories.................................................................. 73

THIS AGREEMENT is dated 24th January, 2000 and made BETWEEN:

(1) RHODIA, a company incorporated as a French societe anonyme under the Laws of France, the registered office of which is at 26 quai Alphonse le Gallo, 92512 Boulogne Billancourt Cedex, registered with the Trade and Companies Registry (Registre du Commerce et des Societes) of Nanterre under the number B 352-170-161 (the "Company");

(2)  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "Banks"); and

(3)  * as agent (in this capacity the "Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Additional Borrower"

     means a member of the Group which becomes a Borrower in accordance with Clause 28.7. (Additional Borrowers).

     "Affiliate"

     means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     "Agent's Spot Rate of Exchange"

     means the Agent's spot rate of exchange for the notional purchase of the relevant Optional Currency in the Paris foreign exchange market with Euros at or about 11.00 a.m. on a particular day.

     "Borrower"

     means the Company or an additional Borrower.

     "Borrower Accession Agreement"

     means a letter in the form of Part II of Schedule 5 with such amendments as the Agent may approve or reasonably require.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Paris and:

     (a) in relation to a transaction involving a currency other than Euros, the principal financial centre of the country of that currency; and

     (b)  in relation to a payment date for Euros, a TARGET Day.

     "Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Euros set opposite its name in Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 28 (Changes to the Parties); and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 28 (Changes to the Parties),

     to the extent not cancelled, reduced or transferred under this Agreement.

     "Commitment Period"

     means the period from (and including) the date of this Agreement up to (and including) the date falling one Business Day prior to the Final Maturity Date.

     "Consolidated Subsidiary"

     means, at any time, any Subsidiary which the Company is required in accordance with French accounting principles and practices (or such other accounting principles and practices in accordance with which the Company's consolidated accounts are drawn up, subject to Clause 19.4 (Calculation and interpretation) to consolidate by way of full consolidation.

     "Dangerous Substance"

     means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

     "Dollars"

     means the lawful currency for the time being of the United States of America.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "Environment"

     means all, or any of, the following media: the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

     "Environmental Law"

     means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

     "Environmental Licence"

     means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

     "EURIBOR"

     means, in relation to a Loan in Euros, or any other amount denominated in
     Euros:

     (a)  the rate per annum which appears on Telerate Page 248; or

     (b) if no such rate is available for the relevant period, the rate (expressed as a percentage) determined by the Agent to be the arithmetic mean of the rates per annum (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the EURIBOR Reference Banks to leading banks in the European interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in Euros for a period comparable to the relevant Interest Period or, as appropriate, Reinvestment Period, and in this definition "Telerate Page 248" means the display designated as Page 248 on the Telerate Service (or such other pages as may replace Page 248 on that service or such other service as may be nominated by the Banking Federation of the European Union (including the Reuters Screen) as the information vendor for the purposes of displaying Banking Federation of the European Union Interest Settlement Rates for deposits in Euro).

     "EURIBOR Reference Banks"

     means Societe Generale, Credit Commercial de France, UBS AG and HSBC Bank plc, acting through their Paris branches.

     "Euro" or "(Euro)"

     means the single currency of the Participating Member States and (for the avoidance of doubt) excludes National Currency Units.

     "Event of Default"

     means an event specified as such in Clause 20 (Default).

     "Facility Office"

     means the office(s) notified by a Bank to the Agent:

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "Final Maturity Date"

     means the fifth anniversary of the date of this Agreement or, if that is not a Business Day, the Business Day immediately preceding the fifth anniversary of the date of this Agreement.

     "Finance Document"

     means this Agreement, a Guarantee, a Novation Certificate, a Borrower Accession Agreement or any other document designated as such by the Agent and the Obligors' Agent.

     "Finance Party"

     means a Bank or the Agent.

     "Financial Indebtedness"

     means any indebtedness in respect of.

     (a)  moneys borrowed;

     (b)  any debenture, bond, note, loan stock or other security;

     (c)  any acceptance credit;

     (f) any lease (including, without limitation, an operation de credit-bail) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

     (g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument (and the amount of Financial Indebtedness in relation to any such contract or instrument shall be the "marked to market" value of that instrument and shall take into account the operation of any netting provisions contained within that instrument or contract);

     (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

     (i) any guarantee, indemnity or similar assurance against financial loss of any person.

     "France"

     means the Republic of France.

     "FRF"
     means the lawful currency, for the time being, of France.

     "Group"

     means the Company and its Subsidiaries.

     "Guarantee"

     means each guarantee entered into by the Company in favour of the Finance Parties, substantially in the form of Schedule 7 and delivered in respect of each Additional Borrower under Clause 28.7 (Additional Borrowers).

     "Holding Company"

     means in relation to a person, an entity of which that person is a Subsidiary.

     "Information Systems and Equipment"

     means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, in each case whether directly owned, licensed, leased, operated or otherwise controlled by a Borrower, including through third-party service providers, and which, in whole or in part, is used, operated, relied upon, or integral to, the conduct of the business of that Borrower.

     "Interest Period"

     means each period determined in accordance with Clause 8 (Interest
     Periods).

     "LIBOR"

     means, in relation to a Loan in an Optional Currency other than Sterling, or any other amount denominated in an Optional Currency other than
     Sterling:

     (a) the rate per annum which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate); or

     (b) if no such rate appears on the Telerate Screen the rate (expressed as a percentage) determined by the Agent to be the arithmetic mean (rounded upward to four decimal places) of the rates per annum, as supplied to the Agent at its request, quoted by the LIBOR Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. (London time) on the applicable Rate Fixing Day for the offering of deposits in the relevant currency for a period comparable to the relevant Interest Period or, as appropriate, Reinvestment Period, and in this definition "Telerate Page 3750" means the display designated as Page 3750, and "Telerate Page 3740" means the display designated as Page 3740, in each case on the Telerate Service (or such other pages as may replace Page 3750 or Page 3740 on that service or such other service as may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the relevant currency).

     "LIBOR Reference Banks"

     means Societe Generale, UBS AG, HSBC Bank plc and Citibank, N.A., acting through their London branches.

     "Loan"

     means, subject to Clause 10 (Optional Currencies), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

     "Majority Banks"

     means, at any time, Banks:

     (a) whose participations in the Loans then outstanding aggregate 66 2/3 per Cent. or more of all the Loans then outstanding, or

     (b) if there are no Loans then outstanding, whose Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

     (c) if there are no Loans then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

     "Mandatory Cost"

     means the cost imputed to the Banks of compliance with:

     (a) the banking supervision or other costs imposed by the United Kingdom Financial Services Authority, as determined in accordance with Clause
          14.3 (Other payments); and

     (b)  any reserve asset requirements of the European Central Bank.

     "Margin"

     means, zero point three five zero (0.35%) per cent per annum.

     "Material Adverse Effect"

     means a material adverse effect on the ability of (a) any Obligor to perform any of its payment obligations, (b) the Company to comply with Clause 19 (Financial Covenants) or (c) any Obligor to perform any other material obligation under this Agreement.

     "Material Subsidiary"

     means, at any time any Consolidated Subsidiary of the Company whose total net fixed assets represent not less than 5% of the total net fixed assets of the Group as calculated from the English language version of the consolidated accounts of the Company most recently delivered under Clause 18.2(a)(i) (Financial information).

     "Maturity Date"

     means the last day of the Interest Period of a Loan.

     "National Currency Unit"

     means a currency unit (other than Euros) of a Participating Member State.

     "Novation Certificate"

     has the meaning given to it in Clause 28.4 (Procedure for novations).

     "Obligor"

     means a Borrower or the Company (including, in relation to the latter, in its capacity as a guarantor under each Guarantee).

     "Obligors' Agent"

     means the Company.

     "Optional Currency"

     means Dollars, Sterling, Swiss Francs and Yen.

     "Original Euro Amount"

     in relation to a Loan, means:

     (a)  if that Loan is denominated in Euros, the amount of that Loan; or

     (b) if that Loan is denominated in an Optional Currency, the equivalent in Euros of the amount of that Loan at the Agent Spot Rate of Exchange two Business Days before its Drawdown Date.

     "Original Group Accounts"

     means the audited consolidated accounts of the Group for the year ended 31st December, 1998.

     "Participating Member State"

     means a member state of the European Communities that adopts or has adopted the Euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

     "Party"

     means a party to this Agreement.

     "Permitted Reorganisation"

     means an amalgamation, demerger, merger or reconstruction involving an
     Obligor:

     (a) full details of which are provided by the Obligors' Agent to the Agent timeously prior to its taking place;

     (b) where, in the case of an amalgamation, demerger, merger or reconstruction involving the Company, immediately following such amalgamation, demerger, merger or reconstruction either:

          (i) the credit standing of the surviving entity (whether or not it is the Company) is, in the reasonable opinion of the Majority Banks, the same or better than the credit standing of the Company before such amalgamation, demerger, merger or reconstruction (if at the relevant time no, or only one, Rating Agency publishes a credit rating for the surviving entity); or

          (ii) the credit rating of the surviving entity (whether or not it is the Company) as published by at least two Rating Agencies is investment grade or better (if at the relevant time two or more Rating Agencies publish a credit rating for the surviving entity);

     (c) where, in the case of an amalgamation, demerger, merger or reconstruction involving an Obligor other than the Company and the Obligor is not the surviving entity, the surviving entity is a member of the Group;

     (d) in relation to which the Agent (if the Agent so requests) has first received legal opinions from the Obligor's internal general counsel addressed to the Finance Parties, in form and substance satisfactory to the Agent, confirming:

          (i) either that the Obligor shall be the surviving entity and that notwithstanding such amalgamation, demerger or reconstruction the Finance Documents shall remain at all times the legal, valid and binding obligations of the Obligor, enforceable in accordance with their terms, or

          (ii) that upon such amalgamation, demerger or reconstruction the surviving entity (not being the Obligor) will accede to the obligations of the Obligor under the Finance Documents in full and that the Finance Documents shall be the legal, valid and binding obligations of the surviving entity, enforceable in accordance with their terms,

     (e) where, in the case of an amalgamation, demerger, merger or reconstruction involving the Company, the place of incorporation and registered head office of the surviving entity (whether or not it is the Company) is within the European Union or Switzerland; and

     (f) where, in the case of an amalgamation, demerger, merger or reconstruction involving an Obligor other than the Company, the country in which the surviving entity (whether or not it is the Obligor) is incorporated is a member of the Organisation for Economic Co-operation and Development (excluding South Korea, Turkey and Mexico).

     "PIBOR"

     means, in relation to a Loan in Sterling or any other amount denominated in Sterling, the arithmetic mean (rounded upward to four decimal places) of the offered rates per annum (as supplied to the Agent at its request) quoted by the EURIBOR Reference Banks to leading banks in the Paris interbank market at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of Sterling deposits for a period comparable to the Interest Period of the relevant Loan or, as appropriate, the Reinvestment Period in respect of the relevant amount.

     "Potential Event of Default"

     means an event (the "Event") which, with the giving of notice or lapse of time (or any combination of the foregoing), is likely to constitute an Event of Default unless, in the reasonable opinion of the Majority Banks, the Company is able to prevent the Event from leading to an Event of Default without giving rise to a Material Adverse Effect.

     "Rate Fixing Day"

     means:

     (a) the second Business Day before the first day of (1) the Interest Period for a Loan or, in relation to any payment of principal being received from any source otherwise than on the last day of the Interest Period relative to the amount so received only, (2) the Reinvestment Period for that amount; or

     (b) in the case of (1) a Loan in Euros or (2) a payment of principal being received in Euros from any source otherwise than on the last day of the Interest Period relative to the amount so received only (in each case), the second TARGET Day before the first day of the Interest Period for that Loan or Reinvestment Period for that amount (as appropriate), or, in each case, such other day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Interest Period (or Reinvestment Period (as appropriate)), as determined by the Agent.

     "Rating Agency"

     means each of Standard & Poor's Ratings Group, Moody's Investor Services, Inc and Fitch IBCA.

     "Reference Banks"

     means:

     (a) in relation to a Loan or an amount outstanding in Euro or Sterling, the EURIBOR Reference Banks; and

     (b) in relation to a Loan or an amount outstanding in Dollars, Swiss Francs or Yen, the LIBOR Reference Banks.

     "Reinvestment Period"

     means, in relation to any payment of principal being received from any source otherwise than on the last day of the Interest Period relative to the amount so received, the period starting on the second Business Day following the date of receipt by the Agent of that principal and ending on the last day of that Interest Period.

     "Request"

     means a request made by the Obligors' Agent for a Loan, substantially in the form of Schedule 3.

     "Security Interest"

     means any:

     (a) hypotheque, nantissement, privilege, cession de creance a titre de garantie par bordereau Dailly, "gage-especes", any surete reelle or droit de retention;

     (b) mortgage, pledge, lien, charge, assignment by way of security or for the purpose of providing security, hypothecation, right in security, security interest or (to the extent applicable) trust arrangement for the purpose of providing security; and

     (c) other security agreement or other arrangement having the effect of providing security (including, without limitation, the deposit of moneys or property with a person with the primary intention of affording such person a right of set-off.

     "Sterling" or "(Pound)"

     means the lawful currency for the time being of the United Kingdom.

     "Subsidiary"

     means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership or voting rights.

     "Swiss Francs"

     means the lawful currency for the time being of Switzerland.

     "TARGET Day"

     means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating.

     "Total Commitments"

     means the aggregate for the time being of the Commitments, being
     (Euro)100,000,000 at the date of this Agreement.

     "Year 2000 Compliant"

     means, in relation to material Information Systems and Equipment, that it accurately processes date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs on the date of this Agreement and shall not otherwise impair the accuracy or functionality of any other Information Systems and Equipment.

     "Yen"

     means the lawful currency for the time being of Japan.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an "amendment" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;

          "assets" includes present and future properties, revenues and rights of every description;

          an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

          the Company undertaking to "procure" that a Material Subsidiary performs or does not perform an act shall be construed as the Company giving its porte-fort within the meaning of Article 1120 of the French Civil Code;

          "control" in relation to an entity has the meaning given it in Article 355-1 of law no. 66-537 of 24th July, 1966.

          a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

          (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

          (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

          a "person" includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

            a "regulation" includes any decret, regulation, rule, official directive, request or guideline (whether or not having the force of law but if not, being of a type with which the person to which the regulation relates is accustomed to complying) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

            the "equivalent in other currencies" or like terms, unless otherwise agreed or the context otherwise requires, means in relation to any amount expressed to be denominated in a currency other than Euro, the equivalent thereof in Euro converted at the Agent's Spot Rate of Exchange on the day on which any such calculation falls to be made;

     (ii) a provision of law is a reference to that provision as amended or re-enacted (except as stated in the definition of "control" in paragraph (i) above);

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its permitted successors, transferees, novatees and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

     (vi)   a time of day is a reference to Paris time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)  The Schedules form an integral part of this Agreement.

2.   FACILITY

2.1  Facility

(a) Subject to the terms of this Agreement, the Banks agree to make Loans during the Commitment Period to the Borrowers.

(b) The aggregate Original Euro Amount of all outstanding Loans shall not, at any time, exceed the Total Commitments.

(c) No Bank is obliged to lend if it would cause the Original Euro Amount of its participations in the Loans to exceed its Commitment.

(d) In addition to Loans outstanding to the Company, Loans may not be outstanding at any time to more than two Additional Borrowers.

2.2     Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3     Nature of Obligors' rights and obligations

(a) Each Obligor by its execution of this Agreement (or a Borrower Accession Agreement in the case of an Additional Borrower) irrevocably appoints the Obligors' Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

        (i) the Obligors' Agent on its behalf to supply all information concerning itself contemplated by the Finance Documents to the Finance Parties and to give all notices and instructions (including Requests), to execute on its behalf any Borrower Accession Agreement and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor without further reference to or the consent of such Obligor; and

        (ii) the Agent to give any notice, demand or other communication (including, without limitation, the letter referred to in Clause
                9.5 (Taux Effectif Global)) to such Obligor pursuant to the Finance Documents to the Obligors' Agent on its behalf (and any notice given to the Obligors' Agent for an Obligor shall be deemed to have been given to that Obligor, and in all cases an Obligor shall be bound by notices and instructions given by or to the Obligors' Agent on its behalf and by acts done by the Obligors' Agent on its behalf as if the same had been given by or to, or done by, the Obligor itself.

(b) Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under this Agreement, or in connection with the Finance Documents (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all Obligors as if each Obligor had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication from or of the Obligors' Agent and any other Obligors, those of the Obligors' Agent shall prevail.

3.      PURPOSE

        Each Borrower shall apply each Loan towards its general corporate purposes. Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.      CONDITIONS PRECEDENT

4.1     Documentary conditions precedent

        The Obligors' Agent may not deliver the first Request until the Agent has notified the Obligors' Agent and the Banks that it has received all of the documents set out in Schedule 2 in form and substance satisfactory to the Agent.

4.2     Further conditions precedent

        The obligation of each Bank to participate in each Loan under Clause 5.3 (Advance of Loan) is subject to the further conditions precedent that:

        (a)     on both the date of the Request and the Drawdown Date:

                (i) the representations and warranties in Clause 17 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

                (ii) no Potential Event of Default or Event of Default is outstanding or would result from the Loan; and

        (b) the making of the Loan would not cause Clause 2.1 (Facility) to be contravened.

5.      DRAWDOWN

5.1     Commitment Period

        A Borrower may borrow a Loan during the Commitment Period if the Agent receives, not later than 10.00 a.m. (London time in the case of a Loan in Dollars, Swiss Francs or Yen) two Business Days before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

5.2     Completion of Requests

        A Request will not be regarded as having been duly completed unless:

        (a)     the Drawdown Date is a Business Day in the Commitment Period;

        (b)     if the currency selected is Euro, the amount of the Loan is:

                (i) a minimum of (Euro)10,000,000 and an integral multiple of (Euro)5,000,000; or

                (ii)    the balance of the undrawn Total Commitments; or

                (iii)   such other amount as the Agent may agree;

        (c) if the currency selected is an Optional Currency, the amount of the Loan is:

                (i) an integral multiple of at least 100,000 of the largest currency unit of that Optional Currency but at least the equivalent of (Euro)10,000,000;

                (ii)    the balance of the undrawn Total Commitments; or

                (iii)   such other amount as the Agent may agree;

        (d) the amount selected under paragraphs (b) or (c) above does not cause Clause 2.1 (Facility) to be contravened;

        (e)     the currency selected complies with Clause 10 (Optional
                Currencies);

        (f) the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the Final Maturity Date; and

        (g) the payment instructions specify an account of the Borrower in Paris (in the case of Euros) or in the principal financial centre of the country of the relevant currency (in the case of an Optional Currency).

        Each Request must specify one Loan only. Unless otherwise agreed by the Agent, no more than five Loans may be outstanding at any time.

5.3     Advance of Loan

(a) The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in that Loan.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the relevant Borrower in the currency in which it is to be borrowed on the relevant Drawdown Date.

(c) The amount of each Bank's participation in the Loan will be the proportion of the Loan which its Commitment bears to the Total Commitments on the date of receipt by the Agent of the relevant Request.

6.      REPAYMENT

6.1.    Repayment

(a) The Borrowers shall repay each Loan in full on its Maturity Date to the Agent for the Banks.

(b) Subject to paragraph (c) below, where the Maturity Date for an outstanding Loan (the "Outstanding Loan") coincides with the Drawdown Date of another Loan (the "New Loan") and the Outstanding Loan and the New Loan are denominated in the same currency, the Agent shall apply the New Loan in or towards repayment of the Outstanding Loan so that:

        (i) where the amount of the Outstanding Loan exceeds the amount of the New Loan the Borrowers shall pay to the Agent only the excess;

        (ii) where the amount of the Outstanding Loan is equal to the amount of the New Loan, the Borrowers shall not make any payment to the Agent; and

        (iii) where the amount of the New Loan exceeds the Outstanding Loan, the excess only shall be advanced to the relevant Borrower on the Drawdown Date for the New Loan.

(c) Paragraph (b) above shall only apply if the further conditions precedent referred to in Clause 4.2 (Further conditions precedent) are satisfied on the date of the Request and the Drawdown Date for the New Loan.

(d) Nothing in paragraph (b) above shall have the effect of converting any Loan, or any part of any Loan, into a term loan.

6.2     Re-borrowing

        Subject to the other terms of this Agreement, any amounts repaid under Clause 6.1 may be re-borrowed.

7.      PREPAYMENT AND CANCELLATION

7.1     Automatic cancellation

        The Commitment of each Bank shall be automatically cancelled at the close of business in Paris on the Final Maturity Date.

7.2     Voluntary prepayment and cancellation

(a) The Obligors' Agent may, by giving not less than 10 days' prior notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum Of (Euro)10,000,000 and an integral multiple of (Euro)5,000,000).

(b) Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3     Mandatory prepayment and cancellation

(a) Upon and at any time after the occurrence of a Prepayment Event, the Agent, acting on the instructions of the Majority Banks, may serve a notice of mandatory prepayment and cancellation on the Obligors' Agent and:

        (i) on the date of the notice the Total Commitments shall be cancelled; and

        (ii) on the date which is the early of the next Maturity Date and,the date falling six months after the date of service of such notice the Borrowers shall prepay the Loans made in full together with any other amounts then due in connection with such Loans.

(b)     In this Clause 7.3, "Prepayment Event" shall mean any of the following:

        (i) litigation, arbitration or administrative proceedings being threatened, made or commenced against any Obligor or any Material Subsidiary which proceedings, in the reasonable opinion of the Majority Banks, have or would have, if adversely determined, a Material Adverse Effect, unless the Company demonstrates to the satisfaction of the Majority Banks (acting reasonably) that such proceedings are frivolous or vexatious and are being defended by the relevant Obligor or Material Subsidiary in good faith by appropriate means;

        (ii) the ratio of Consolidated Net Indebtedness to EBITDA being, on any Testing Date, greater than 3.5:1, and in this paragraph
                (ii) "Consolidated Net Indebtedness", "EBITDA" and "Testing Date" are each as defined in Clause 19.1 (Financial covenant definitions);

        (iii) any person or group of persons acting in concert, acquiring more than 50% of the issued and fully paid up share capital or voting rights in the Company (the "Acquisition") unless immediately following the Acquisition either:

                (A) the credit standing of the Company is, in the reasonable opinion of the Majority Banks, the same or better than the credit standing of the Company before the Acquisition (if at the relevant time no, or only one, Rating Agency publishes a credit rating for the Company); or

                (B) the credit rating of the Company as published by at least two Rating Agencies is investment grade or better (if at the relevant time two or more Rating Agencies publish a credit rating for the Company), provided that a Prepayment Event will not occur under this paragraph (iii) before the date on which the Acquisition is legally effective;

        (iv) the entry by an Obligor into an amalgamation, demerger, merger or reconstruction which is not a Permitted Reorganisation (including, without limitation, an amalgamation, demerger, merger or reconstruction resulting from or constituted by an Obligor making a disposal or disposals of assets), provided that a Prepayment Event will not occur under this paragraph (iv) before the date on which the relevant Obligor's entry into the amalgamation, demerger, merger or reconstruction has been approved by the Obligor's board of directors and shareholders.

7.4     Additional right of prepayment

        If.

        (a) a Borrower is required to pay to a Bank any additional amounts under Clause 12 (Taxes); or

        (b) the Company is required to pay to a Bank any amount under Clause 14 (Increased Costs and other Payments),

        then, without prejudice to the obligations of any Borrower under Clause 12 or the Company under Clause 14, the Obligors' Agent may, whilst the circumstances continue, give a notice of prepayment and cancellation to that Bank through the Agent. On the date failing five Business Days after the date the notice is given:

        (i) each Borrower shall prepay that Bank's participation in all the Loans; and

        (ii)    the Commitment of that Bank shall be cancelled.

7.5     Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2 (Other indemnities), without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(e) Without prejudice to the right of the Borrowers to re-borrow under Clause 6.2 (Re-borrowing), no amount prepaid under this Agreement with a corresponding cancellation of Commitment may subsequently be reborrowed.

8.      INTEREST PERIODS

8.1     General

        Each Loan has one Interest Period only.

8.2     Selection

(a) The Obligors' Agent may select an Interest Period for a Loan in the relevant Request. Each Interest Period for a Loan will commence on its Drawdown Date.

(b) Subject to the following provisions of this Clause 8, each Interest Period will be one, two, three or six months or any other period (of up to 12 months) agreed between the Obligors' Agent and the Banks.

8.3     Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4     No overrunning of the Final Maturity Date

        If an Interest Period would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

8.5     Notification

        The Agent shall notify the Obligors' Agent and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.      INTEREST

9.1     Interest rate

        The rate of interest on each Loan for its Interest Period is the rate per annum determined by the Agent to be the aggregate of the applicable:

        (a)     Margin; and

        (b) EURIBOR or, in the case of a Loan in an Optional Currency, LIBOR or, in the case of a Loan in Sterling, PIBOR.

9.2     Due dates

        Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on its Maturity Date and also, if the Interest Period of the Loan is longer than six months, on the dates falling at six-monthly intervals after the Drawdown Date.

9.3     Default interest

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Agent to the Obligors' Agent, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate (the "default rate") determined by the Agent to be one per cent. per annum above the higher of:

        (i) the rate on the overdue amount under Clause 9.1 immediately before the due date (if of principal); and

        (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration (not exceeding three months) as the Agent may determine (each a "Designated Interest Period").

(b) Default interest shall accrue automatically as of right and without need of notification (mise en demeure) to the relevant Obligor or to the Obligors' Agent and is in addition, and without prejudice, to the other rights of the Finance Parties. Neither a demand by the Agent under Clause 9.1 (a) or the payment by an Obligor or default interest shall constitute the grant of an extension of the due date for the overdue amount or any waiver of the Finance Parties' rights under the Finance Documents in relation to such overdue amount.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the relevant interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it may reasonably select.

(d) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(e) Default interest will be compounded annually in accordance with Article 1154 of the French Civil Code.

9.4     Notification

        The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.5     Taux Effectif Global

        In order to comply with the provisions of Articles L313-1 and L313-2 of the French Consumer Code (Code de la Consommation), the effective global rate ("taux effectif global") calculated in accordance with the articles referred to above is as set out in a letter dated the date of this Agreement from the Agent to the Obligors' Agent substantially in the form set out in Schedule 5.

10.     OPTIONAL CURRENCIES

10.1    Selection

(a) The Obligors' Agent shall select the currency of a Loan in the relevant Request.

(b)     The currency of each Loan must be Euros or an Optional Currency.

(c) The Obligors' Agent may not choose a currency if as a result the Loans would be denominated at any one time in more than three currencies.

(d) The Agent shall notify each Bank and the Obligors' Agent of the currency and the Original Euro Amount of each Loan to be denominated in an Optional Currency, and the applicable Agent Spot Rate of Exchange, promptly after they are ascertained.

(e) The Agent shall in good faith notify the Obligors' Agent of the source or basis of the Agent's Spot Rate of Exchange at the same time as it gives the notification to the Obligors' Agent and the Banks under paragraph (d) above.

10.2    Revocation of currency

        If before 11.00 a.m. (London time in the case of a Loan in Dollars, Swiss Francs or Yen) on any Rate Fixing Day, the Agent receives notice from a Bank that:

        (a) it is impracticable for the Bank to fund its participation in the relevant Loan in the relevant Optional Currency during its Interest Period in the ordinary course of business in the relevant interbank market; and/or

        (b) the use of the proposed Optional Currency might contravene any law or regulation,

        the Agent shall give notice to the Obligors' Agent and to the Banks to that effect before 12.00 a.m. (London time in the case of a Loan in Dollars, Swiss Francs or Yen) on that day. In this event:

        (i) the Obligors' Agent and the Banks may agree that the drawdown will not be made; or

        (ii)    in the absence of agreement and in any other case:

                (1) that Bank's participation in the Loan (or, if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Euros;

                (2) in the definition of "EURIBOR" (insofar as it applies to that Loan) in Clause 1.1 (Definitions):

                        (A) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

                        (B)     paragraph (b) of that definition shall apply.

11.     PAYMENTS

11.1    Place

        All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank:

        (a) in the principal financial centre of the country of the relevant currency; or

        (b) in the case of Euros, in the principal financial centre of a Participating Member State or London,

        as it may notify to the Obligors' Agent or Bank for this purpose by not less than 5 Business Days' prior notice.

11.2    Funds

        Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3    Distribution

(a) Each Payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from any Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that

        Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

11.4    Currency

(a) A repayment or prepayment of a Loan is payable in the currency in which the Loan is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Euros.

11.5    Set-off and counterclaim

        All payments made by any Obligor under the Finance Documents shall be made without set-off or counterclaim.

11.6    Non-Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

11.7    Partial payments

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors (or any of them) under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors (or any of them) under the Finance Documents in the following order:

        (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

        (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

        (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

        (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) Paragraphs (a) and (b) above will override any appropriation made by any Obligor.

12.     TAXES

(a) All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that an Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party, under the Finance Documents, that Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

(b) If an Obligor is, or becomes obliged, to make any deductions from any amounts paid or payable by that Obligor to a Finance Party and is prevented by applicable law from paying the additional amounts referred to in paragraph (a) above:

        (i) the Finance Party (if a Bank) may, by notice to the Obligors' Agent through the Agent, require the Borrowers to prepay all or part of its participation in the Loans; and

        (ii) the Commitment of that Finance Party shall be cancelled forthwith and each Borrower shall prepay the participations of that Finance Party in each Loan made to it on the date falling ten days after the date of the notice, provided that notwithstanding such prepayment the Company shall be obliged to pay the additional amounts to that Finance Party which the relevant Obligor is prevented from paying as soon as it may legally do so and such obligation shall survive any cancellation or termination of this Agreement,

(c)     Each Obligor shall:

        (i) pay when due all taxes required by law to be deducted or withheld by it from any amounts paid or payable under the Finance Documents;

        (ii) promptly deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority; and

        (iii) forthwith on demand indemnify each Finance Party (which demand shall be accompanied by a certificate from the Finance Party setting out, in reasonable detail, calculations relating to the amount claimed) against any loss or liability which that Finance Party incurs as a consequence of the payment or non-payment of those taxes (other than in respect of tax on the net income of a Finance Party which is imposed by the jurisdiction in which it is incorporated or in which its Facility Office is for the time being situated).

(d) If an Obligor pays any additional amount under paragraph (a) above (a "Tax Payment") for the account of a Finance Party and such Finance Party effectively obtains a refund of tax, or credit against or remission for or reduction of its overall tax liability, by reason of that tax Payment (a "Tax Credit"), and such Finance Party is able to identify the Tax Credit as being attributable to the Tax Payment, then such Finance Party promptly after actual receipt of such Tax Credit shall (provided that no Potential Event of Default or Event of Default has occurred and is continuing), reimburse to that Obligor such amount as such Finance Party shall in its opinion acting in good faith determine to be the proportion of the Tax Credit as will leave such Finance Party (after the reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required, provided that such Finance Party need not make any reimbursement if (acting reasonably) it believes the making of the reimbursement would cause it to lose the benefit of the Tax Credit. Each Finance Party shall have an absolute discretion, acting in good faith, as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so. No Finance Party shall be obliged to disclose any information regarding its tax affairs or computations to any Obligor.

13.     MARKET DISRUPTION

13.1    Absence of quotations

        If EURIBOR, LIBOR or PIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by
        11.30 a.m. (London time in the case of LIBOR Reference Banks) on the relevant Rate Fixing Day, the applicable EURIBOR, LIBOR or PIBOR shall, subject to Clause 13.2, be determined on the basis of the quotations of the remaining Reference Banks.

13.2    Market disruption

        If:

        (a) EURIBOR, LIBOR or PIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. (London time in the case of LIBOR Reference Banks) on the relevant Rate Fixing Day or the Agent otherwise determines that adequate and fair means , do not exist for ascertaining EURIBOR, LIBOR or PIBOR; or

        (b) the Agent receives notification from Banks whose participations in a Loan exceed 35 per cent. of that Loan that, in their opinion:

                (i) matching deposits may not be available to them in the relevant interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

                (ii) the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of EURIBOR, LIBOR or PIBOR, as appropriate, for the relevant Interest Period,

        the Agent shall promptly notify the Obligors' Agent and the Banks of the fact and that this Clause 13 is in operation.

13.3    Substitute basis

        After any notification under Clause 13.2 the relevant Loan shall not be made. However, within five Business Days of receipt of the notification, the Obligors' Agent and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that Loan and (to the extent required) any future Loan. Any substitute basis agreed shall, with the prior consent of all the Banks, be binding on all the Parties.

14.     INCREASED COSTS AND OTHER PAYMENTS

14.1    Increased costs

(a) Subject to Clause 14.2, the Company shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or its Holding Company as a result of:

        (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

        (ii) compliance with any regulation made after the date of this Agreement,

        including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)     In this Agreement "increased cost" means:

        (i) an additional cost incurred by a Finance Party or its Holding Company as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

        (ii) that portion of an additional cost incurred by a Finance Party or its Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party participations in the Loans made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

        (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party or its Holding Company under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

        (iv) the amount of any payment made by a Finance Party or its Holding Company, or the amount of any interest or other return foregone by a Finance Party or its Holding Company, calculated by reference to any amount received or receivable by that Finance Party or its Holding Company from any other Party under this Agreement.

14.2    Exceptions

        Clause 14.1 does not apply to any increased cost:

        (a)     compensated for by the payment of the Mandatory Cost;

        (b)     compensated for by the operation of Clause 12 (Taxes);

        (c) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) or attributable to any taxes which are not related directly or indirectly to the entry into the Finance Documents or the performance, maintenance or funding of obligations thereunder, in each case imposed in the jurisdiction in which its principal office or Facility Office is situated; or

        (d) arising from a Finance Party or its Holding Company having failed to comply with any applicable law or regulation, provided that this exception shall not apply to the extent that such law or regulation is applied retrospectively.

14.3    Other payments

(a) Together with each payment of interest by it under Clause 9.2 (Due dates) each Borrower shall, subject to paragraph (e) below, pay to the Agent for each Bank the amount of any Mandatory Cost incurred by that Bank during the Interest Period to which the payment of interest relates.

(b) The Mandatory Cost referred to in paragraph (a) of the definition of Mandatory Cost for a Loan in a currency other than Sterling for its Interest Period is the rate determined by the Agent in accordance with the following formula:

                     Mandatory Cost = F x 0.01 % per annum
                                      ---------
                                         300

        where on the day of the application of the formula, F is the charge payable by the Bank to the Financial Services Authority under paragraph
        2.02 or 2.03 (as appropriate) of the Fees Regulations but where, for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero, expressed in pounds per (Pound)1 million of the fee base of the Bank. The formula is applied on the first day of the Interest Period of the Loan.

(c)     In paragraph (b) above,

        (i) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1999 and/or any other regulations governing the payment of fees for banking supervision; and

        (ii)    "fee base" has the meaning given to it in the Fees Regulations.

(d) If the Agent (acting in good faith) determines that a change in law, regulation or any requirements from time to time imposed by the Bank of England, the European Central Bank or the Financial Services Authority (or any other authority which replaces the relevant functions of any of those entities) has rendered, or will render, the formulae inappropriate, the Agent (after consultation with the Banks and the Obligors' Agent) shall notify the Obligors' Agent of the manner in which the Mandatory Cost referred to in paragraph (b) above will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

(e)     A Borrower shall only be obliged to pay Mandatory Cost under paragraph
        (a) above if so directed by the Agent and the Agent shall only give such a direction in respect of the Mandatory Cost incurred by a Bank if that Bank has first requested the Agent to do so.

15.     ILLEGALITY

        If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan,then:

        (a) that Bank may notify the Obligor's Agent through the Agent accordingly; and

        (b)     (i)     each Borrower shall forthwith prepay the participations
                        of that Bank in all the Loans made to it; and

                (ii) the Commitment of that Bank shall forthwith be cancelled.

16.     MITIGATION

        If circumstances arise in respect of any Finance Party which would, or would upon the giving of notice, result in:

        (a) an Obligor being obliged to pay to or for the account of that Finance Party additional amounts under Clause 12(a) (Taxes) or the Company being obliged to pay to or for the account of that Finance Party additional amounts under Clause 14.1 (Increased costs); or

        (b) the Borrowers being obliged to prepay that Finance Party's participation in a Loan pursuant to Clause 15 (Illegality),

        then, without in any way limiting, reducing or otherwise qualifying any Obligors' obligations under Clauses 12(a), or 15 or the Company's obligations under Clause 14.1, the relevant Finance Parties shall, in consultation with the Agent and the Obligors' Agent, endeavour in good faith for a period not exceeding thirty days to take such reasonable steps as may be open to it to remove such circumstances or mitigate the consequences thereof to the Obligor concerned, the Obligors or the Company (as the case may be), including (without limitation) changing its Facility Office to one in another jurisdiction or the transfer of its rights and obligations under this Agreement to another institution, unless in any such case to do so might (in the sole opinion of that Finance Party) be prejudicial to that Finance Party.

17.     REPRESENTATIONS AND WARRANTIES

17.1    Representations and warranties

        Each Obligor makes the representations and warranties set out in this Clause 17 to each Finance Party. Such representations and warranties constitute an essential element (condition essentielle et determinante) of the decision of each Finance Party to enter into this Agreement.

17.2 Status

(a) It is a company ("societe anonyme" in the case of the Company), duly incorporated with limited liability and validly existing under the laws the jurisdiction of its incorporation; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

17.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will (in the case of any Borrower Accession Agreement or Novation Certificate) be a party and the transactions contemplated by those Finance Documents.

17.4 Legal validity

     Each Finance Document to which it is or will (in the case of any Borrower Accession Agreement or Novation Certificate) be a party constitutes, or when executed in accordance with its terms will (in the case of any Borrower Accession Agreement or Novation Certificate) constitute, its legal, valid and binding obligation enforceable in accordance with its terms and would be so treated in the courts of France, and each Finance Document is in proper form for its enforcement in such courts.

17.5 Authorisations

     All authorisations required in connection with the entry into, performance, validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents have been obtained or effected and are in full force and effect.

17.6 Pari passu ranking

     Its obligations under the Finance Documents rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.7 Taxes on payments

     All amounts payable by eich Obligor under the Finance Documents may be made free and clear of and without deduction for or on account of any tax.

17.8 Stamp duties

     No stamp or registration duty or similar taxes or charges are payable in France in respect of any Finance Document (other than "timbres de dimension").

17.9 Immunity

(a) The execution by each Obligor of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in France in relation to any Finance Document.

17.10 No adverse consequences

(a)   It is not necessary under the laws of France:

      (i) in order to enable any Finance Party to enforce its rights under any Finance Document; or

      (ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

      that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in France; and

(b) no Finance Party is or will be deemed to be resident, domiciled or carrying on business in France by reason only of the execution, performance and/or enforcement of any Finance Document.

17.11 Security Interests

      No Security Interests exist over the Company's assets nor any Material Subsidiary's assets other than as permitted by Clause 18.8 (Negative Pledge).

17.12 Accounts

(a) In the case of the Company and to the best of the Company's knowledge, information and belief, on enquiry, the audited consolidated accounts of the Company most recently delivered to the Agent (which, at the date of this Agreement, are the Original Group Accounts):

      (i) have been prepared in accordance with accounting principles and practices generally accepted in France, consistently applied; and

      (ii) give a true and fair view (donnent une image fidele et sincere) of the consolidated financial condition of the Group as at the date to which they were drawn up.

(b) In the case of the Company, there has been no material adverse change in the consolidated financial condition or in the business or assets of the Group since the date to which the Original Group Accounts were drawn up.

(c) Without prejudice to paragraphs (a) and (b) above, in the case of each Obligor other than the Company, and to the best of the relevant Obligor's knowledge, information and belief, on enquiry, its audited consolidated accounts most recently delivered to the Agent:

      (i) have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of its incorporation, consistently applied; and

      (ii) give a true and fair view (donnent une image fidele et sincere) of its financial condition as at the date to which they were drawn up.

17.13 Environmental matters

      Each Obligor and each Material Subsidiary has obtained any and all Environmental Licences required for the carrying on of its business as currently conducted and is in compliance in all material respects with (a) the terms and conditions of such Environmental Licences and (b) all other applicable Environmental Law which in each case, if not complied with, has, or could be expected to have, in each case in the reasonable opinion of the Majority Banks, a Material Adverse Effect.

17.14 Non-conflict

(a) The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

      (i) conflict with any law or regulation or judicial or official order binding on any Obligor; or

      (ii)  conflict with the constitutional documents of any Obligor; or

      (iii) conflict with any document which is binding upon any Obligor or any asset of any Obligor.

(b) The borrowing of the Total Commitments in full will not cause any borrowing limit binding on any Borrower to be exceeded.

17.15 No default

      No Potential Event of Default or Event of Default is outstanding or would result from the making of any Loan.

17.16 Litigation

(a) No material litigation, arbitration or administrative proceedings which are material in the context of any Obligor's operations taken as a whole are current, pending or threatened against any Obligor which might, in the reasonable opinion of the Majority Banks, if adversely determined, have a Material Adverse Effect.

(b) No proceedings of any nature are current, pending or threatened against any Obligor for the winding-up or dissolution of, or in respect of any insolvency proceeding of any nature relating to any Obligor.

17.17 Times for making representations and warranties

      The representations and warranties set out in this Clause 17:

      (a)  (i)   in the case of an Obligor which is a Party on the date of this
                 Agreement, are made by that Borrower on that date, and

           (ii) in the case of an Obligor which becomes a Party after the date of this Agreement, will (with the exception of the representation and warranty set out in Clause 17.12(b) (Accounts)) be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement; and

      (b) are deemed to be repeated by each Obligor on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing, with the exception of:

           (i) the representations and warranties set out in Clause 17.12(b) (Accounts) and Clause 17.16 (Litigation), which are deemed to be repeated by each Obligor on the date of the first Request and the first Drawdown Date only, with reference to the facts and circumstances then existing,

           (ii) the representation and warranty set out in Clause 17.7 (Taxes on payments); and

           (iii) the representation and warranty set out in Clause 17.13 (Environmental matters), which is deemed to be repeated by each Obligor on the date of each release by the Company of its annual report only, with reference to the facts and circumstances then existing.

18.   UNDERTAKINGS

18.1  Duration

      The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement or any Commitment is in force.

18.2  Financial information

(a) The Company shall (to the extent the same is publicly available) supply to the Agent in sufficient copies for all the Banks:

      (i) as soon as the same are available (and in any event within 180 days of the end of each of its financial years):

           (1)   its audited consolidated accounts for that financial year;

           (2)   its audited accounts for that financial year, and

           (3) the audited accounts of each other Obligor for that financial year,

      (ii) as soon as the same are available (and in any event within 90 days of the end of each of its financial half years) its revised consolidated accounts for that half year.

(b)   The Company shall ensure that:

      (i) each set of accounts relating to the Company delivered by it pursuant to paragraph (a) above:

           (1) is prepared in accordance with accounting principles and practices generally accepted in France consistently applied, and (in the case of the accounts referred to in paragraph (a)(i) above) on the same basis as was used in the preparation of the Original Group Accounts;

           (2) shall give a true and fair view (donnent une image fidele et sincere) of the financial condition of the Group as at the end of the period to which those accounts relate and of the results of its operations during that period; and

           (3) is (in the case of the accounts referred to in paragraph (a)(i) above) audited by an internationally recognised independent qualified firm of auditors; and

      (ii) each set of accounts relating to each other Obligor delivered by it pursuant to paragraph (a) above:

           (1) have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of incorporation of the relevant Obligor, consistently applied; and

           (2) shall give a true and fair view (donnent une image fidele et sincere) of the financial condition of the relevant Obligor as at the end of the period to which those accounts relate and of the results of its operations during that period.

(c) Together with each set of accounts relating to the Company delivered under paragraph (a)(i) above, the Company shall deliver a certificate (substantially in the form of Schedule 6) (the "Certificate") signed by its chief financial officer setting out in reasonable detail computations:

      (i) establishing compliance with the financial covenants in Clause 19 (Financial Covenants); and

      (ii) showing the ratio of Consolidated Net Indebtedness to EBITDA (as each of those terms is defined in Clause 19.1 (Financial covenant definitions),

      in each case as at the Testing Date (as defined in Clause 19) to which those accounts were made up.


(d) If the Agent in good faith disagrees with the interpretation of any term of Clause 19.1 (Financial covenant definitions) or any computation, in each case contained in any Certificate, it may notify the Obligors' Agent to that effect and the Company shall, within 10 Business Days of such notice, deliver to the Agent a certificate signed by its statutory auditors setting out in reasonable detail (to the Agent's reasonable satisfaction) computations:

      (i) establishing compliance with the financial covenants in Clause 19 (Financial Covenants); and

      (ii) showing the ratio of Consolidated Net Indebtedness to EBITDA (as each of those terms is defined in Clause 19.1),

      in each case as at the Testing Date (as defined in Clause 19) to which the accounts with which the relevant Certificate was delivered were made up.

(e) Together with each set of accounts relating to the Company delivered under paragraph (a)(i)(1), the Company shall deliver to the Agent a certificate listing the Material Subsidiaries as determined from those accounts.

18.3  Information - miscellaneous

      The Company shall supply to the Agent:

      (a) all documents despatched by it to its shareholders (or any class of them); and

      (b) promptly, such further information in the possession or control of the Company regarding its or any Material Subsidiary's or any other Obligor's financial condition and operations as the Agent may reasonably request, in sufficient copies for all of the Banks, if the Agent so requests.

18.4  Notification of default or Prepayment Event

(a) Each Obligor shall notify the Agent of any Potential Event of Default or Event of Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

(b) The Obligors' Agent shall notify the Agent of any Prepayment Event (as defined in Clause 7.3(b) (Mandatory prepayment and cancellation)) promptly after its occurrence.

18.5  Compliance certificates

      The Company shall supply to the Agent:

      (a) together with the accounts specified in Clause 18.2(a)(i) (Financial information); and

      (b) promptly at any other time, if the Agent so requests (acting in good faith),

      a certificate signed by its chief financial officer on its behalf certifying that no Potential Event of Default or Event of Default is outstanding or, if a Potential Event of Default or Event of Default is outstanding, specifying the Potential Event of Default or Event of Default and the steps, if any, being taken to remedy it.

18.6  Authorisations

      Each Obligor shall promptly:

      (a)  obtain, maintain and comply with the terms of; and

      (b)  supply certified copies to the Agent of,

      any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

18.7  Pari passu ranking

      Each Obligor shall procure that its obligations under the Finance Documents will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.8  Negative pledge

(a) The Company shall not, and shall procure that no Material Subsidiary will, create or permit to subsist any Security Interest on any of its assets.

(b)   Paragraph (a) does not apply to:

      (i) Security Interests created in connection with the purchase, maintenance or improvement of an asset, providing the amount of Financial Indebtedness secured remains confined to such asset or such improvement;

      (ii) Security Interests created to secure Financial Indebtedness owing to EIB, IFC, Fonds Industriel de Modernisation, Fonds de Developpement Economique et Social or any other governmental, EU or international controlled financial institution which in its normal lending practices requires such Security Interests;

      (iii) Security Interests existing at time when a corporation is merged into, consolidated with or acquired by the Company or a Material Subsidiary and not created in contemplation of such event, provided that any such Security Interest remains confined to such asset and improvements and additions thereto and does not secure any Financial Indebtedness not so secured at the time of such event;

      (iv) Security Interests existing on any asset prior to the acquisition thereof by the Company or a Material Subsidiary and not created in contemplation of such acquisition provided that any such Security Interest remains confined to such asset and improvements and additions thereto and does not secure any Financial Indebtedness not so secured at the time of such event;

      (v) Security Interests arising out of a refinancing of any Financial Indebtedness secured by Security Interests permitted above, provided that the amount of such Financial Indebtedness is not increased or secured by any additional asset or revenues;

      (vi) Security Interests arising out of orders of attachment, distraint or similar legal process arising in connection with court proceedings so long as the claims secured are being contested in good faith;

      (vii) Security Interests created over assets held in trust by another person, which assets are to be used by such other person solely for satisfying the Company's or a Material Subsidiary's scheduled payment obligations in respect of the principal and/or interest in respect of any Financial Indebtedness of the Company or that Material Subsidiary in circumstances where such other person has undertaken responsibility for the discharge of the Company's or the Material Subsidiary's obligations in relation to such Financial Indebtedness;

      (viii) Security Interests created over assets or receivables of the Company or a Material Subsidiary which Security Interests have been given in connection with the refinancing of such assets or receivables and where the risks (except in relation to any credit enhancement provided by the Company or the Material Subsidiary in respect of such assets or receivables) relating to the non-payment in respect of such assets or receivables are, as a result of such refinancing, not borne by the Company or the Material Subsidiary;

      (ix) Security Interests created over a deposit made by the Company or a Material Subsidiary using the proceeds of Financial Indebtedness of the Company or that Material Subsidiary provided that (A) the depository of such proceeds lends an amount at least equal to the amount of the deposit to a Subsidiary of the Company or the Material Subsidiary and (B) such loan has a maturity date which is not earlier than the date for repayment of such deposit; and

      (x) other Security Interests not falling in the above paragraphs provided that the amount of Financial Indebtedness secured thereby does not exceed, in aggregate, 7.5% of the Company's Consolidated Net Worth (as defined in Clause 19.1).

18.9  Change of business/registered office

(a) The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group (taken as a whole) from that carried on at the date of this Agreement, if such a change has, or could be expected to have, in each case in the reasonable opinion of the Majority Banks, a Material Adverse Effect.

(b) The Company shall not change its place of incorporation or registered head office to one outside the European Union or Switzerland.

18.10 Insurance

      Each Obligor shall, and the Company shall procure that each Material Subsidiary will, maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business.

18.11 Maintenance of status

      Each Obligor shall, and the Company shall procure that each Material Subsidiary will:

      (a) do all such things as are necessary to maintain its corporate existence; and

      (b) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions.

18.12 Compliance with laws

      Each Obligor will, and the Company shall procure that each Material Subsidiary will comply in all material respects with all applicable laws and regulations of any governmental authority, whether domestic or foreign, having jurisdiction over it or any of its assets, where failure to comply with any such laws or regulations has, or could be expected to have, in each case in the reasonable opinion of the Majority Banks, a Material Adverse Effect.

18.13 Millennium compliance

      Each Obligor will, and the Company shall procure that each Material Subsidiary will use its best endeavours to ensure that its material Information Systems and Equipment are at all times Year 2000 Compliant, except insofar as the failure of the Information Systems and Equipment to be Year 2000 Compliant does not result, or could not be expected to result, in each case in the reasonable opinion of the Majority Banks, in a Material Adverse Effect, and the Obligors' Agent shall notify the Agent promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, each Obligor shall provide the Agent with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Agent may reasonably request.

19.   FINANCIAL COVENANTS

19.1  Financial covenant definitions

      In this Clause 19:

      "Consolidated Net Indebtedness"

      means, without double counting, the aggregate of the Company's long term debt (including participating loans), bank overdrafts, current portion of long term debt and short term borrowings minus the aggregate of cash, short term deposits, marketable securities, each as calculated from the items so described in the English language version of the consolidated accounts of the Company most recently delivered by the Company to the Agent under Clause 18.2(a)(i)(1)). For illustrative purposes only, Consolidated Net Indebtedness as shown in the Original Group Accounts is FRF7,452,000,000.

      "Consolidated Net Worth"

      means the aggregate of total liabilities and total stockholders equity minus the aggregate of the sum of total current liabilities, long term debt (including participating loans), other long term liabilities and mandatorily redeemable partnership interest (if any) and minority interests each as calculated from the items so described in the consolidated accounts of the Company most recently delivered by the Company to the Agent 18.2(a)(i)(1). For illustrative purposes only, the Company's Consolidated Net Worth as shown in the Original Group Accounts is FRF13,973,000,000.

      "EBITDA"

      means, in respect of a particular period, (after cash impact of provisions), the aggregate of the Company's Operating Income, Depreciation and Amortisation of Assets (including additional goodwill amortisation, if any), and increase in other long term provisions,(or minus decrease in other long term provisions, if any) and provisions for restructuring and environmental costs during that period, where:

      (a) Operating Income means net sales minus operating expenses (operating expenses being production costs and expenses, administrative and selling expenses, research and development expenses, additional goodwill amortisation (if any) and provision for restructuring and environmental costs);

      (b)  Depreciation and Amortisation of Assets means:

           (i) amortisation of acquisition goodwill and equity goodwill in net income of affiliated companies;
           (ii)  amortisation of patents, licenses, trade-marks and software;
           (iii) armoritisation of other intangible assets;
           (iv)  depreciation of land, buildings and other tangible assets;
           (v)   additional goodwill amortization (if any); and
           (vi)  investments allowance; and

      (c) "increase (or decrease, if any) in other long term provisions shall comprise" means:

           (i)   changes in provisions for retirement;
           (ii)  changes in provisions for restructuring; and
           (iii) changes in provisions for other long term risks and liabilities,

      each, in the case of the Company, as calculated from the items so described in the English language version of the consolidated accounts of the Company most recently delivered by the Company to the Agent under Clause 18.2(a)(i)(1). For illustrative purposes only, the Company's EBITDA as shown in the English language version of the Original Group Accounts is FRF4,873,000,000.

      "Net Financial Expenses"

      means, in respect of a particular period, Interest Expenses minus Interest Income, where:

      (a) Interest Expenses means the aggregate of the Company's interest on financial debts and financing operations (being interest on loans payable and bank overdrafts, discounts of notes receivable and amortisation of redemption premium) after capitalisation of financial expenses related to the financing of certain assets and incorporated in the purchase cost of such assets, excluding penalties or commissions for loan prepayment, losses on financial instruments such as interest rate options and interest rate swaps, interest payable on non financial debts (commercial or other), loans issuing costs whether or not spread over the duration of the loan, net losses on disposals of marketable securities, decreases in the probable stock exchange value of trading securities, losses on repurchase of shares, debentures and other securities issued by the Company or its Subsidiaries; and

      (b) Interest income means the Company interest income on financial assets (loans receivable, debit balance on bank current accounts, etc.), excluding income from non financial receivables, gains on financial instruments such as interest rate swaps or interest rate options, gains on disposal of marketable securities, increase in the probable stock exchange value of trading securities, income from marketable securities, gains on repurchase of shares, debentures or other securities issued by the Company or its Subsidiaries, each as calculated from the items so described in the English language version of the consolidated accounts of the Company most recently delivered by the Company to the Agent under Clause 18.2(a)(i)(1). For illustrative purposes only, the Company's Net Financial Expenses as shown in the Original Group Accounts is FRF640,000,000.

      "Testing Date"

      means 31 st December of each year.

19.2  Minimum Consolidated Net Worth

      The Company shall procure that its Consolidated Net Worth is on each Testing Date greater than (Euro)1,830,000,000.

19.3  Ratio of EBITDA to Net Financial Expenses

      The Company shall procure that the ratio of its EBITDA to its Net Financial Expenses is, on each Testing Date, greater than 5.0:1.

19.4  Calculation and interpretation

(a) All the terms used in Clause 19.1 are to be calculated in accordance with the accounting principles and practices applied in connection with the Original Group Accounts, consistently applied.

(b)   The Obligors' Agent shall promptly notify the Agent of;

      (i) each change in the accounting principles and practices in accordance with which the Company's consolidated accounts are prepared; and

      (ii) each change in the end of the Company's financial year.

(c) Following each change of the type referred to in paragraph (b) above, the Company shall:

      (i) procure that its chief financial officer or (if the Agent so requests) its statutory auditors deliver with the audited accounts of the Company next delivered under Clause 18.2(a) (Financial information) (the "New Accounts") a certificate containing a description of the change in the basis on which the Company's consolidated accounts are prepared from that used in the preparation of the consolidated accounts of the Company delivered immediately prior to the change (the "Old Accounts") and information:

           (1) sufficient, in the reasonable opinion of the Majority Banks, to allow the Finance Parties to make an accurate comparison of the Company's financial position as set out in the Old Accounts and that set out in the New Accounts and any adjustments necessary to ensure that the New Accounts reflect the format, and/or basis used in the preparation, of the Old Accounts; and

           (2) sufficient, in the reasonable opinion of the Agent, to enable the Agent to ascertain (A) the compliance by the Company with the financial covenants contained in Clauses 19.2 and 19.3, and
                 (B) the ratio of Consolidated Net Indebtedness to EBITDA; and

      (ii) at the request of the Agent (acting on the instructions of the Majority Banks), negotiate in good faith with the Agent with a view to agreeing such amendments to

           Clause 19 as may be necessary to ensure that the Finance
           Parties' interests under this Agreement are not prejudiced by such change.

20.   DEFAULT

20.1  Events of Default

      Each of the events set out in this Clause 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person or any law or regulation or judicial or administrative decision.

20.2  Non-payment

      An Obligor does not pay on the due date (or, if not on the due date and the Agent is satisfied that non-payment is due solely to administrative or technical error in the transmission of funds, within five Business Days of the Agent giving notice to the Oligors' Agent of the non-payment) any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

20.3  Breach of other obligations

(a) The Company does not comply with any financial covenant referred to in Clause 19 (Financial Covenants); or

(b) any other provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment)) is not complied with and, if such non-compliance is capable of remedy (in the reasonable opinion of the Majority Banks), it is not remedied within 20 Business Days of the date on which the Agent gives notice thereof to the Obligors' Agent.

(c) Without prejudice to paragraph (b) above, a Material Subsidiary which is not an Obligor:

      (i) performs any act which the Company is obliged by Clause 18.8 (Negative pledge) to procure that that Material Subsidiary will not perform; or

      (ii) fails to perform any act which the Company is obliged by Clause
           18.10 (Insurance), Clause 18.11 (Maintenance of status) or Clause
           18.12 (Compliance with laws) to procure that that Material Subsidiary will perform,

      and, if the circumstances as are referred to in paragraphs (i) and (ii) above are capable of reversal or remedy (in the reasonable opinion of the Majority Banks), such circumstances are not remedied or reversed within 20 Business Days of the date on which the Agent gives notice thereof to the Obligors' Agent.

20.4  Misrepresentation

      A representation or warranty made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is materially incorrect in any respect when made or deemed to be made or repeated (whether or not intentionally).

20.5  Cross-acceleration

(a) Any Financial Indebtedness of any Obligor or any Material Subsidiary is not paid when due or within any applicable grace period; or

(b) any Financial Indebtedness of any Obligor or any Material Subsidiary is declared due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness, provided that there shall not be an Event of Default under this Clause
      20.5 if the aggregate amount of Financial Indebtedness which is not paid when due or within any applicable grace period under paragraph (a) above and/or which is declared due and payable or is placed on demand under paragraph (b) above is (Euro)35,000,000 (or the equivalent in other currencies) or less.

20.6  Insolvency

(a) An Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent (including without limitation "en etat de cessation des paiements"), or admits inability to pay its debts as they fall due; or

(b) an Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) an Obligor or any Material Subsidiary, by reason of financial difficulties, applies for, or is subject to, an amicable settlement or a "reglement amiable" pursuant to law 84-148 of 1st March, 1984 of France, or begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

20.7  Insolvency proceedings

(a) Any step (including petition, proposal or converting a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of an Obligor or any Material Subsidiary; or

(b) a meeting of an Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration (including without limitation "dissolution, liquidation, or redressement judiciaire') or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of an Obligor or any Material Subsidiary; or

(d) an order for the winding-up or administration of an Obligor or any Material Subsidiary is made;

(e) a judgement is issued for the judicial liquidation ("liquidation judiciaire") or the transfer of the whole of the business ("cession de l'entreprise") of an Obligor or any Material Subsidiary; or

(f) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of an Obligor or any Material Subsidiary or any other insolvency proceedings involving an Obligor or any Material Subsidiary, provided that the solvent liquidation or winding up of a Material
      Subsidiary:

      (i) that is not an Obligor, on arm's length terms and where the assets of that Material Subsidiary are transferred in full to another member of the Group prior to such liquidation or winding up taking effect; or

      (ii) on terms previously approved by the Majority Banks,

      shall not be an Event of Default under this Clause 20.7.

20.8  Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, administrateur judiciaire, provisoire mandataire ad hoc, conciliateur or mandataire liquidateur or the like is appointed in respect of an Obligor or a Material Subsidiary or any part of the assets of an Obligor or a Material Subsidiary; or

(b) the directors an Obligor or a Material Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, administrateur judiciaire, provisoire mandataire ad hoc, conciliateur or mandataire liquidateur or the like; or

(c) any other steps are taken to enforce any Security Interest over any part of the assets of an Obligor or a Material Subsidiary where the asset or assets the subject of such Security Interest has or have a value, in aggregate, in excess of (Euro)2,000,000 unless such enforcement is being contested by the relevant Obligor or Material Subsidiary in good faith.

20.9  Creditors' process

      Any attachment, sequestration, distress or execution affects any material asset of an Obligor or a Material Subsidiary which is material in the context of this Agreement and which, in the reasonable opinion of the Majority Banks, has or could be expected to have a Material Adverse Effect and is not discharged within 45 days.

20.10 Analogous proceedings

      There occurs, in relation to an Obligor or any Material Subsidiary, any event in any relevant jurisdiction which, in the opinion of the Majority Banks (acting in good faith), appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors' process) (inclusive).

20.11 Cessation of business

      An Obligor or any Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business (excluding Rhodia Chimie in the context of its intended filialisation).

20.12 Unlawfulness and invalidity of Finance Documents

(a) It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b) Any of the Finance Documents ceases to be in full force and effect in any material respect or ceases to constitute the legal, valid and binding obligation of any Obligor.

20.13 Audit qualification

      The Company's auditors qualify their report on any audited consolidated accounts of the Company in any manner whatsoever (except where such qualification is of a technical or non-material nature) which, in the opinion of the Majority Banks, is material in the context of the Finance Documents and the transactions contemplated thereby and where the reason for the qualification, in the reasonable opinion of the Majority Banks, has or could be expected to have a Material Adverse Effect.

20.14 Repudiation

      An Obligor repudiates this Agreement or does or causes anything to be done any act or thing evidencing an intention to repudiate this Agreement.

20.15 Ownership of the Borrowers

      A Borrower (other than the Company) is not or ceases to be a member of the Group.

20.16 Guarantees

      Any Guarantee is not effective or is alleged by any Obligor to be ineffective to any extent or for any reason.

20.17 Acceleration

      On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors' Agent:

      (a)  cancel the Total Commitments; and/or

      (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

      (c) demand that all or part of the Loans together with accrued interest and all other amounts accrued under the Finance Documents be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Banks; and/or

      (d) take all steps open to, and exercise all rights conferred on, the Finance Parties under the Finance Documents or applicable law.

21.   THE AGENT

21.1  Appointment and duties of the Agent

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorises the Agent on its behalf to:

      (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

      (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf

(c) The Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.


21.2  Relationship

      The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.3  Majority Banks' instructions

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.4  Delegation

      The Agent may act under the Finance Documents through its personnel and agents.

21.5  Responsibility for documentation

      The Agent is not responsible to any other Party for:

(a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

(b)   the collectability of amounts payable under any Finance Document; or

(c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

21.6  Default

(a) The Agent is not obliged to monitor or enquire as to whether or not a Potential Event of Default or Event of Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Potential Event of Default or Event of Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Potential Event of Default or Event of Default and stating that the event is a Potential Event of Default or Event of Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.7  Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.8  Reliance

      The Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

21.9  Credit approval and appraisal

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information, provided to it by the Agent in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.10 Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent), upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)   Except as provided above, the Agent has no duty:

      (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Obligors or of their related entities, whether coming into its possession before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor or the Obligors' Agent.

21.11 The Agent individually

(a) If it is also a Bank, the Agent has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent.

(b)   The Agent may:

      (i)   carry on any business with any Obligor or their related entities;

      (ii) act as agent or trustee for, or in relation to any financing involving, any Obligor or their related entities; and

      (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) The Obligors irrevocably authorise the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

(e) The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

21.12 Indemnities

(a) Without limiting the liability of the Obligors under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bear to all the Loans on the date of the demand. However, if there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Company will forthwith on demand reimburse each Bank for any payment made by it under and in accordance with paragraph (a) above.

21.13 Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of their related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.14 Resignation of the Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Obligors' Agent, in which case the Agent, with the prior consent of the Obligors' Agent (not to be unreasonably withheld or delayed) may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may, with the prior consent of the Obligors' Agent (not to be unreasonably withheld or delayed, appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "Agent" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

21.15 Banks

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

(b) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

22.   FEES

22.1  Commitment fee

(a) The Company shall pay to the Agent for each Bank a commitment fee in Euro computed at the rate of zero point one seven five (0.175%) per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment during the Commitment Period.

(b) Accrued commitment fee is payable quarterly in arrear (including, without limitation, commitment fee which has accrued on an amount of cancelled Commitment before such cancellation takes effect).

22.2  VAT

      Any fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

23.   EXPENSES

23.1  Initial and special costs

      The Company shall forthwith on demand pay the Agent the amount of all costs and expenses (including legal fees) incurred by it:

            (a) the negotiation, preparation, printing and execution of this
                Agreement and any other documents referred to in this Agreement (subject to the cap agreed between the Agent and the Obligor's Agent in the term sheet relating to this

                Agreement signed by the Agent and the Borrower dated 19th November, 1999); and


      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Obligors and relating to a Finance Document or a document referred to in any Finance Document.

23.2  Enforcement costs

      The Company shall forthwith on demand pay to each Finance Party (which demand shall be accompanied by a certificate from the Finance Party setting out calculations in reasonable detail relating to the amount claimed) the amount of all reasonable costs and expenses (including duly documented legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.   STAMP DUTIES

      The Company shall pay, and forthwith on demand indemnify each Finance Party (which demand shall be accompanied by a certificate from the Finance Party setting out calculations in reasonable detail relating to the amount claimed) against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

25.   INDEMNITIES

25.1  Currency indemnity

(a) If a Finance Party receives an amount in respect of any Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) the Company shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate (as certified in good faith by the Finance Party to the Obligors' Agent) in the usual course of its business is less than the amount owed in the contractual currency, the Company shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (iii) the Company shall forthwith on demand pay to the Finance Party concern (which demand shall be accompanied by a certificate from the Finance Party setting out calculations in reasonable detail relating to the amount claimed) any exchange costs and taxes payable in connection with any such conversion.

(b) The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable

25.2  Other indemnities

      The Company shall forthwith on demand indemnify each Finance Party (which demand shall be accompanied by a certificate from the Finance Party setting out calculations in reasonable detail relating to the amount claimed) against any loss or liability which that Finance Party incurs as a consequence of:

      (a)  the occurrence of any Potential Event of Default or Event of Default;

      (b) a change in currency of a country or the operation of Clause 27.3 (Change in currency), Clause 20.17 (Acceleration) or Clause 31 (Pro Rata Sharing);

      (c) the amount of any Tax Payment reimbursed by any Finance Party to an Obligor being subsequently clawed back directly or indirectly from any such Finance Party;

      (d) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received (other than in connection with a prepayment pursuant to Clause 7.3(a) (Mandatory prepayment and cancellation)), and the Company's liability under this paragraph (d) in respect of a payment of principal is limited to an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the principal repaid or prepaid on the last day of the relevant Interest Period (had it not been repaid or prepaid), exceeds (ii) the amount of interest calculated at the Reinvestment Rate which would be received in respect of a deposit equal to, and in the currency of, that principal amount for a period comparable to the Reinvestment Period, and in this paragraph (d):

                "Reinvestment Rate"

                in relation to a principal amount repaid or prepaid means EURIBOR if that amount is denominated in Euro, PIBOR if that amount is denominated in Sterling and LIBOR if that amount is denominated in an Optional Currency other than Sterling;

      (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Obligors' Agent has delivered a Request; or

      (f) complying with any request (including without limitation a request to provide information) made by any court, judicial, administrative or regulatory authority where such request would not have been made in relation to that Finance Party but for this Agreement.

      The Company's liability in each case (subject to paragraph (d) above) includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

26.   EVIDENCE AND CALCULATIONS

26.1  Accounts

      Accounts maintained by a Finance Party in connection with this Agreement are (in the absence of manifest error) prima facie evidence of the matters to which they relate.

26.2  Certificates and determinations

      Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3  Calculations

      Interest and the fee payable under Clauses 22.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, in the case of interest payable on an amount denominated in Sterling or where market practice otherwise dictates, 365 days.

27.   AMENDMENTS AND WAIVERS

27.1  Procedure

(a) Subject to Clause 27.2, any term of the Finance Documents may be amended and any breach or prospective breach waived, with the agreement of the Obligors' Agent and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2  Exceptions

(a) An amendment or waiver which relates to any of the following may only be effected if agreed by the Obligors' Agent, the Agent and each of the
      Banks:

      (i)   the definition of "Majority Banks" in Clause 1.1 (Definitions);

      (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to the Banks under the Finance Documents (including the Margin and any fee payable under Clauses
            22.1 (Commitment fee));

      (iii) an increase in a Bank's Commitment or the extension of the Final Maturity Date;

      (iv) a term of a Finance Document which expressly requires the consent of the Banks; or

      (v) Clause 2.2 (Nature of Finance Party's rights and obligations), Clause 21.15 (Resignation by the Agent), Clause 28.2 (Transfers by the Obligors), Clause 28.3 (Transfers by Banks), Clause 31 (Pro Rata Sharing) or this Clause 27.

(b) An amendment or waiver which affects the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

27.3  Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

      (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank; and

      (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably) specifies to be necessary, be amended (after prior consultation with the Obligors' Agent) to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

27.4  Waivers and remedies cumulative

      The rights of each Finance Party under the Finance Documents:

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)   may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.   CHANGES TO THE PARTIES

28.1  Binding force

      This Agreement shall be binding upon and shall inure to the benefit of each Obligor and each Finance Party and their respective permitted successors and assigns.

28.2  Transfers by the Obligors

      No Obligor may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

28.3  Transfers by Banks

(a) A Bank (the "Existing Bank") may, subject to paragraph (b) below, at any time novate any of its Commitment and/or rights and/or obligations under this Agreement to another bank or financial institution (etablissement de credit) (the "New Bank").

(h) The benefit of each Guarantee is expressly reserved in accordance with Articles 1278 and 1281 of the French Civil Code and each Guarantee shall benefit each New Bank with the same ranking as prior to the novation.

28.4  Procedure for novations

(a)   A novation is effected if:

      (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 4 (a "Novation Certificate"); and

      (ii)  either:

            (A)  the Agent executes it; or

            (B)  the Agent and the Obligors' Agent execute it.

(b) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

      (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

      (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

      (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.5  Mandat

      Each Obligor and each other Party (other than the Existing Bank and the New Bank) grants an irrevocable mandate (mandat irrevocable) to the Agent to sign on its behalf and in its name each Novation Certificate, provided that where the consent of the Obligors' Agent is required for the novation concerned, the Agent may not execute a duly completed Novation Certificate on behalf of the Obligors before the consent of the Obligors' Agent is given or deemed to have been given under Clause 28.3(b)(ii)).

28.6  Additional Costs

      If any assignment, transfer or novation by a Bank would, at the time thereof, result in additional amounts becoming payable by an Obligor under Clause 12 (Taxes) or amounts becoming payable by the Company under Clause
      14.1 (Increased Costs), then, unless the

(b)   (i)   A transfer of part of a Commitment must be in a minimum amount of
            (Euro)10,000,000 and an integral multiple of (Euro)5,000,000; and

      (ii) the prior consent of the Obligors' Agent is required for any such assignment, transfer or novation, unless the New Bank is another Bank or an Affiliate of a Bank or if an Event of Default has occurred and is continuing under any of Clause 20.2 (Nonpayment) or Clauses 20.6 (Insolvency) to 20.10 (Analogous proceedings) inclusive. However, the prior consent of the Obligors' Agent must not be unreasonably withheld or delayed and will be deemed to have been given if, within one month of receipt by the Obligors' Agent of an application for consent, it has not been expressly refused in writing.

(c) On each occasion an Existing Bank novates any of its Commitment and/or rights and/or obligations under this Agreement, the New Bank shall, on the date the novation takes effect pay to the Agent for its own account a fee of (Euro)1,500.

(d)   An Existing Bank is not responsible to a New Bank for:

      (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (ii)  the collectability of amounts payable under any Finance Document; or

      (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(e) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

      (i) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(f)   Nothing in any Finance Document obliges an Existing Bank to:

      (i) accept a re-transfer from a New Bank of any of the Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

      (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

(g) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

      assignment, transfer or novation was being effected pursuant to Clause 16 (Mitigation), that Obligor shall be required to pay such additional amounts under Clause 12 and the Company shall be required to such amounts under Clause 14. 1, in each case to or for the account of the assignee, transferee or New Bank only to the extent that it would have been required to pay the same had there been no such assignment, transfer or novation.

28.7  Additional Borrowers

(a) If the Company wishes another member of the Group to become an Additional Borrower, then the Obligors' Agent shall notify the Agent of that fact and of the identity of the relevant member of the Group.

(b) If the Agent consents (such consent not to be unreasonably (in the opinion of the Agent) withheld) to a member of the Group the subject of a notification under paragraph (a) above becoming an Additional Borrower, the Obligors' Agent may deliver to the Agent the documents listed in Part II of Schedule 2.

(c) On delivery of a Borrower Accession Agreement, executed by the relevant member of the Group and the Obligors' Agent, the member of the Group concerned will become an Additional Borrower. However, the Obligors' Agent may not submit a Request in respect of that Borrower until the Agent confirms to the other Finance Parties and the Obligor's Agent that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it.

(d) Delivery of a Borrower Accession Agreement, executed by the relevant member of the Group and the Obligors' Agent, constitutes confirmation by that member of the Group and the Obligors' Agent that the representations and warranties set out in Clause 17 (Representations and warranties) to be made by them on the date of the Borrower Accession Agreement are correct, as if made by them with reference to the facts and circumstances then existing.

28.8  Register

      The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.   DISCLOSURE OF INFORMATION

      A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

      (a)  a copy of any Finance Document; and

      (b) any information which that Bank has acquired under or in connection with any Finance Document.

30.   SET-OFF

      Following the occurrence of an Event of Default, a Finance Party may set off any matured, exigible or connexe obligation owed by any Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured, exigible or connexe obligation owed by that Finance Party to any Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.   PRO RATA SHARING

31.1  Redistribution

      If any amount owing by any Obligor under the Finance Documents to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 11 (Payments) (a "recovery"), then:

      (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

      (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 11 (Payments);

      (c) subject to Clause 31.3, the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

      (d) the Agent shall treat the redistribution as if it were a payment by the Obligors under Clause 11 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 11.7 (Partial payments); and

      (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.   Reversal of redistribution

      If under Clause 31.1:

      (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

      (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

      each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 31.1(e) will operate in reverse to the extent of the reimbursement.

31.3  Exceptions

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution pursuant to Clause 31.1(e).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings,

32.   SEVERABILITY

      If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

      (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.   NOTICES

33.1  Giving of notices

      All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

      (a)  if by letter, when delivered personally or on actual receipt; and

      (b)  if by facsimile, when received in legible form.

      However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

33.2  Addresses for notices

(a) The address and facsimile number of each Party (other than the Obligors' Agent and the Agent) for all notices under or in connection with the Finance Documents:

      (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

      (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Day's notice.

(b)   The address and facsimile number of the Obligors' Agent are:

      Rhodia

      26 quai Alphonse le Gallo,
      92512 Boulogne Billancourt
      Cedex

      Fax number: 00 33 (0)1 55 38 44 71 / 21
      Attention:  Chief Financial Officer and General Counsel

      or such other as the Obligors' Agent may notify to the Agent by not less than five Business Day's notice.

(c)   The address and facsimile number of the Agent are:

      (i)  for Requests:
           *
          *75002 Paris
           France

           Fax number:  +33 (O)l *
           Attention:   Martine, *

           or such other as the Agent may notify to the Obligors' Agent by not less than five Business Day's notice.

      (ii) for all communications other than Requests
           *
          *75002 Paris
           France

           Fax number:  +33 (O)l *
           Attention:   Frederic *

           or such other as the Agent may notify to the other Parties by not less than five Business Day's notice.

(d) All notices from or to the Obligors' Agent shall be sent through the Agent.

(e) The Obligors' Agent shall notify the Agent of any change in the identity of the individual or individuals authorised to sign and despatch Requests on behalf of the Obligors' Agent and provide the Agent with evidence satisfactory to it as to the authority of any newly named individual or individuals to do so.

(f) The Agent shall, promptly upon request from any Party, give to that Party the address, or facsimile number of any other Party applicable at the time for the purposes of this Clause.

34.   LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

        (i)     in English; or

        (ii) if not in English, accompanied by an English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

35.     JURISDICTION

35.1    Submission

        For the benefit of each Finance Party, the Obligors agree that any court within the jurisdiction of the Cour d'Appel de Paris shall have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of such courts.

35.2    Non-exclusivity

        Nothing in this Clause 35 limits the right of a Finance Party to bring proceedings against any Obligor in connection with any Finance Document:

        (a)     in any other court of competent jurisdiction; or

        (b)     concurrently in more than one jurisdiction

        and the Obligors waive any objection to such court or jurisdiction on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document.

36.     WAIVER OF IMMUNITY

        Each Obligor irrevocably and unconditionally:

        (a) agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

        (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

        (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in those proceedings.

37.     GOVERNING LAW

        This Agreement is governed by French law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                  SCHEDULE 1

                             BANKS AND COMMITMENTS

Banks                                                      Commitments
                                                             (Euros)

*                                                             100,000,000

                                                        -----------------

Total Commitments                                       (Euro)100,000,000

                                                        -----------------

                                  SCHEDULE 2

                        CONDITIONS PRECEDENT DOCUMENTS

                                    PART I

                     TO BE DELIVERED BEFORE THE FIRST LOAN

1. A copy of the statuts of the Company and a K-bis extract from the Trade and Companies Registry relating to the Company dated no more than one month prior to the date of this Agreement.

2. Evidence satisfactory to the Agent of the authority of a specified individual or individuals:

        (a)     to sign this Agreement on behalf of the Company; and

        (b)     to sign and despatch Requests on behalf of the Obligors' Agent.

3. A specimen of the signature of each person authorised to sign this Agreement on behalf the Company and to sign and despatch each Request on behalf of the Obligors' Agent.

4. A list identifying each Subsidiary of the Company which is a Material Subsidiary within the meaning of paragraph (a) of the definition thereof, as determined from the Original Group Accounts.

5. A certificate signed by the chief financial officer of the Company setting out in reasonable detail computations establishing compliance with the financial covenants in Clause 19 (Financial covenants) as at 31st December, 1998.

6. A copy of any other authorisation or other document or opinion which the Agent in good faith considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

7. A certificate of an authorised signatory of the Company certifying that each copy document delivered under this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

8. A legal opinion of the Company's internal general counsel, addressed to the Finance Parties, relating to this Agreement and in form and substance satisfactory to the Agent.

                                    PART II

                   TO BE DELIVERED BY AN ADDITIONAL BORROWER

1. A Borrower Accession Agreement duly executed by the Additional Borrower and the Obligors' Agent.

2. A copy of the constitutional documents of the Additional Borrower (being, in relation to an Additional Borrower that is incorporated in France, the statuts of the Additional Borrower and a K-bis extract from the Trade and Companies Registry relating to the Additional Borrower dated no more than one month prior to the date of the Borrower Accession Agreement).

3. If the Agent reasonably requests, a copy of resolutions of the board of directors of the Additional Borrower approving the terms of, and the transactions contemplated by the, Finance Documents and the execution by the Additional Borrower of the Borrower Accession Agreement.

4. A Guarantee (caution solidaire), substantially in the form of Schedule 7 in respect of the obligations of the Additional Borrower duly executed by the Company.

5. (a) either a certificate of an authorised signatory of the Company certifying that the constitutional documents (statuts) of the Company most recently delivered to the Agent under this Agreement remain in full force and effect and have not been amended or, if those constitutional documents have been amended, a copy of the constitutional documents (statuts) of the Company then in force and (b) a K-bis extract from the Trade and Companies Registry relating to the Company dated no more than one month prior to the date of the Guarantee delivered under paragraph 4 above.

6. A copy of resolutions of the board of directors of the Company approving the terms of, and the transactions contemplated by the Guarantee delivered under paragraph 4 above and the execution by the Company of that Guarantee.

7. Evidence satisfactory to the Agent of the authority of a specified individual or individuals to sign the Borrower Accession Agreement on behalf of the Additional Borrower and the Guarantee delivered under paragraph 4 above on behalf of the Company.

8. A specimen of the signature of each person authorised to sign the Borrower Accession Agreement on behalf of the Additional Borrower and the Guarantee delivered under paragraph 4 above on behalf of the Company.

9. A copy of any other authorisation or other document or opinion which the Agent in good faith considers to be necessary in connection with the Additional Borrower's entry into and performance of, and the transactions contemplated by, any Finance Document or the Company's entry into and performance of, and the transactions contemplated by, the Guarantee delivered under paragraph 4 above or for the validity and enforceability of any Finance Document against the Additional Borrower or the Guarantee delivered under paragraph 4 above against the Company.

10. If available, a copy of the latest audited accounts of the Additional Borrower.

11.     A certificate of an authorised signatory of:

        (a) the Additional Borrower certifying that each copy document specified in Part II of this Schedule 2 relating to it is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement; and

        (b) the Company certifying that each copy document specified in Part II of this Schedule 2 relating to it is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantee delivered under paragraph 4 above.

12. A legal opinion of the Company's internal general counsel, addressed to the Finance Parties and in form and substance satisfactory to the Agent, relating to the Borrower Accession Agreement and the Guarantee delivered under paragraph 4 above.

                                  SCHEDULE 3

                                FORM OF REQUEST

To:     [ *     ] as Agent

From:   RHODIA

                                                               Date: [         ]

 RHODIA - (Euro)100,000,000 Revolving Credit Facility dated 21st January, 2000

1.      We request the making of a Loan as follows:

        (a)     Borrower: [             ]

        (b)     Drawdown Date: [                ]

        (c)     Original Euro Amount: (Euro)[                ]

        (d)     Currency: [             ]

        (e)     Interest Period: [              ]

        (f)     Payment instructions: [                 ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request, and repeat, as if set out in this Request, those Representations and Warranties contained in Clause 17 (Representations and Warranties) which are to be repeated on the date of this Request pursuant to Clause 17.17(b).


By:

RHODIA
Authorised Signatory

                                  SCHEDULE 4

                          FORM OF ACCESSION DOCUMENTS

                                    PART I

                         FORM OF NOVATION CERTIFICATE

To:     [  *    ] as Agent

From:   [THE EXISTING BANK] and [THE NEW BANK]                  Date: [        ]

 RHODIA - (Euro)100,000,000 Revolving Credit Facility dated 21st January, 2000

We refer to Clause 28.4 (Procedure for novations).

1.      We [              ] (the "Existing Bank") and [                 ] (the
        "New Bank") agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 28.4 (Procedure for novations).

2. The specified date for the purposes of Clause 28.4(b) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4. It is agreed that the rights and privileges of the Existing Bank in relation to the Commitment and/or rights and obligations referred to in the Schedule are expressly transferred to the New Bank. The Guarantor agrees that benefit of each Guarantee is expressly reserved in accordance with Articles 1278 and 1281 of the French Civil Code and each Guarantee shall benefit each New Bank with the same ranking as prior to the novation.

5.      This Novation Certificate is governed by French law.

                                 THE SCHEDULE

                Commitment/Rights and obligations to be novated
                           [Insert relevant details]


[New Bank]

[Facility Office                        Address for notices]


Execution

[Existing Bank]                         [New Bank]

By:                                     By:

Date:                                   Date:

[AGENT]
(for itself and on behalf of the
Obligors and each Bank other than
the New Bank and the Existing Bank)

By:

Date:

                                    PART II

                     FORM OF BORROWER ACCESSION AGREEMENT

To:     [AGENT] as Agent

From:   [PROPOSED BORROWER] and RHODIA

                                                               Date: [         ]

RHODIA - (Euro)100,000,000 Revolving Credit Facility dated 21st January, 2000 (the "Credit Agreement")

We refer to Clause 28.7 (Additional Borrowers) of the Credit Agreement.

We, [name of company] of [      ] agree to become an Additional Borrower and to
be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 28.7 (Additional Borrowers).

Our address for notices for the purposes of Clause 33.2 (Addresses for notices) is:

[



                                ]

This Borrower Accession Agreement is governed by French law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:

RHODIA
Authorised Signatory

                                  SCHEDULE 5

                         EFFECTIVE GLOBAL RATE LETTER

To:     Rhodia
        [Seat, number and address]

Date:   [               ], 2000


Dear Sirs,

Subject: (Euro)100,000,000 Revolving Credit Facility dated 21st January, 2000 (the "Agreement")

We refer to the Agreement between your company as borrower and guarantor, the Borrowers and the Banks (each as defined in the Agreement) and * as Agent.

Term defined in the Agreement shall bear the same meaning in this letter unless otherwise defined in this letter.

We confirm that:

1. this is the letter referred to in Clause 9.5 (Taux Effectif Global) of the Agreement;

2. the applicable effective global rate ("taux effectif global") referred to in Clause 9.5 (Taux Effectif Global), for a Loan denominated in Euro, calculated on the basis of a 360 day year, is:

        . for an Interest Period of one month and at EURIBOR rate of [ ]% per annum, [ ]%

        . for an interest Period of three months and at EURIBOR rate of [ ]% per annum, [ ]%

        . for an Interest Period of six months and at EURIBOR rate of [ ]% per annum, [ ]%

        The above rates are given on an, indicative basis and for information only, in order to comply with the provisions of article L.313-1 to L.313-6 of the French Code de la Consommation on the basis (i) that drawdown for the full amount of the facility has been made in Euros on [date], (ii) that the EURIBOR rate, expressed as an annual rate, is as fixed on [DATE], (iii) [that the Margin is the [maximum] applicable and
        (iv)]of the commissions and various fees payable by you on the terms of the Agreement.

We should be grateful if you would confirm your acceptance of the terms of this letter by signing and returning to us the enclosed copy.

This letter is designated a Finance Document and forms an integral part of the Agreement.

Yours faithfully,

______________________________
* as Agent


We agree to the above.

______________________________
Rhodia

                                  SCHEDULE 6

                   FINANCIAL COVENANT COMPLIANCE CERTIFICATE

To:     [AGENT)

From:   [RHODIA'S CHIEF FINANCIAL OFFICER]

                                                                          [DATE]

Dear Sirs

RHODIA - (Euro)100,000,000 Revolving Credit Facility dated 21st January, 2000 (the "Credit Agreement")

I refer to the Credit Agreement and in particular to Clause 19.2 (Minimum Consolidated Net Worth), Clause 19.3 (Ratio of EBITDA to Net Financial Expenses) and Clause 7.3(b)(ii) thereof. Terms defined in the Credit Agreement shall have the same meaning when used in this certificate.

I certify as follows:

1.      As at the Testing Date 31st December, [insert year]:

        (a)     the Company's Minimum Consolidated Net Worth was [         ];

        (b)     the Company's EBITDA was [      ];

        (c)     the Company's Consolidated Net Indebtedness was [       ]; and

        (d)     the Company's Net Financial Expenses were [     ].

        Accordingly as at the Testing Date referred to above:

        (i)     the ratio of the Company's EBITDA to its Net Financial Expenses
                was: [          ]; and

        (ii)    the ratio of the Company's Consolidated Net Indebtedness to
                EBITDA was: [           ].


______________________________
Chief Financial Officer
Rhodia

                                  SCHEDULE 7

                    FORM OF GUARANTEE ("CAUTION SOLIDAIRE")

To:  *      , for itself
    and as Agent for the
    Finance Parties under
    the Loan Agreement
    referred to below,
    and to such Finance Parties

RHODIA - (Euro)100,000,000 Revolving Credit Facility dated 21st January, 2000, between Rhodia as borrower, the Borrowers and Banks as defined therein and
   *    as Agent (the "Loan Agreement")

This guarantee is given by RHODIA, a company incorporated as a French societe anonyme under the Laws of France, the registered office of which is at 26 quai Alphonse le Gallo, 92512 Boulogne Billancourt Cedex, registered with the Trade and Companies Registry (Registre du Commerce et des Societes) of Nanterre under the number B 352-170-161 (the "Guarantor").

Reference is made to the Loan Agreement and to the Borrower Accession Agreement dated [dated] executed by [insert name of Additional Borrower] "the Borrower") and ourselves as Obligors' Agent. Terms defined in the Loan Agreement shall have the same meaning when used in this Guarantee unless otherwise defined herein.

1. The Guarantor irrevocably, unconditionally, and jointly and severally guarantees, as "caution solidaire", to, and for the benefit of, each Finance Party from time to time, the payment and repayment, by the Borrower, of any and all sums of principle, interest, fees, expenses, costs and ancillary charges which are or may become due from the Borrower under or in connection with the Finance Documents. The Guarantor agrees to make such payments or repayments on the dates and in the currencies in which such sums are or may become due in accordance with the provisions of the Finance Documents, whether on the contractual date or earlier in the case of a default for any reason whatsoever. Accordingly, the Guarantor undertakes to make a payment
    or repayment immediately to     *      as Agent on behalf of the Finance
    Parties, of any sums which the Borrower does not pay when due under or in connection with the Finance Documents.

2. Without prejudice to Clause 11 (Payments) of the Loan Agreement, the Guarantor agrees to make all payments or repayments which are or may become due under this Guarantee in the place of payment, without any deduction or withholding for or on account of any taxes, duties, expenses, costs or other charges whatsoever, present or future and otherwise in accordance with Clause 11 of the Loan Agreement.

3. The Guarantor expressly agrees that this Guarantee will continue in full force and effect notwithstanding any extension of time, renewal, amendment or modification of any of the clauses, terms or conditions of the Finance Documents, and the Guarantor expressly agrees to waive and waives any rights which it may have to claim that any such event operates as a novation so as to release the Guarantor from its obligations under this Guarantee or the Loan Agreement.

4. The Guarantor expressly waives and renounces any rights which it may have to claim a novation and release under this Guarantee or the Loan Agreement because of a change in the legal form or personality of the Borrower in the future or any merger or other restructuring (fusion, scission ou apport partiel d'actif) of or involving the Borrower with another company even if this leads to the establishment of a new legal entity.

5. The Guarantor agrees that it will continue to be bound by the terms of this Guarantee notwithstanding any merger or other restructuring (fusion, scission or apport partiel d'actif) of any of the Finance Parties with another company and notwithstanding any modification in the legal form of personality of any of the Finance Parties and this, even if it leads to the creation of a new legal entity or person. The benefit of this Guarantee will extend automatically and as a matter of law of each new Finance Party, assignee or transferee of, or successor to, the rights and obligations of any Finance Party according to the terms of the Finance Documents.

6. The Guarantor expressly renounces and waives any right which it may have to request the Finance Parties (or any of them) to make demand first on the Borrower or any other party ("benefice de discussion") and to make a demand on, enforce or claim any share in any other guarantee or security ("benefice de division") both with respect to any other principal debtors and/or co-obligors. The Guarantor undertakes that, until all amounts which may become due and payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, it shall not be or seek to be subrogated or take any measures which could result in it competing with the Finance Parties (or any of them).

7. The Guarantor's obligations as a "caution solidaire" will continue in full force and effect until all sums due or which may become due by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and discharged.

8.  This Guarantee is governed by French law.

Made in Paris [               ], 1998

By:   RHODIA

                                  SIGNATORIES

Company

RHODIA

By:           /s/  illegible

*

By:           /s/  illegible                 /s/  illegible
              illegible                      illegible

Agent

*

By:           /s/  illegible                 /s/  illegible